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                                                                Exhibit 4.3


                             MULLER DATA CORPORATION
                                395 HUDSON STREET
                          NEW YORK, NEW YORK 10014-3622


                                  May 13, 1998



Fidelity Capital Markets
164 Northern Avenue
Boston, MA  02110


           Re:          FIDELITY DEFINED TRUSTS, SERIES F
                        ---------------------------------
Gentlemen:

           We have examined Registration Statement File No. 333-51973 for the above captioned trusts. We hereby acknowledge that Muller Data Corporation is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the reference to Muller Data Corporation as evaluator.

           You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                               Sincerely


                                               Mario S. Buscemi
                                               -----------------------
                                               Chief Operating Officer




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